UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

_____________________

FORM 8-K

_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2025 ( April 24, 2025)

Marky Corp.
(Exact name of registrant as specified in its charter)

000-56668	32-0689703
(Commission File Number)	(IRS Employer Identification Number)

San Sebastian 309, Martinica León, Guanajuato, Mexico	37500
(Address of Principal Executive Offices)	(Zip Code)

860-973-0746

(Registrant’s telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

Effective April 24, 2025, there occurred a change in control of Marky Corp., a Wyoming corporation (the “Company”). On such date, pursuant to eight separate stock purchase agreements (the “Purchase Agreements”), the Company’s former Chief Executive officer, director and control shareholder, Kos Ramirez Maximiliano, sold all 3,500,0000 shares of Company common stock (the “Maximiliano Shares”) owned by him. None of the purchasers of the Maximiliano Shares acquired a sufficient number of shares of Company common stock to possess voting control of the Company. The total consideration for the Maximiliano Shares received by Mr. Maximiliano was $500,850 in cash.

In conjunction with the Purchase Agreements, on April 24, 2025, (1) Kos Ramirez Maximiliano resigned as an officer and director of the Company and Salvador Zamora Sanchez resigned as a director of the Company; and (2) Chung Ling Cheong Dicky was appointed as President, Chief Executive Officer, Secretary and a Director of the Company and Zhicheng Xie was appointed a Director of the Company.

Certain information regarding the backgrounds of Chung Ling Cheong Dicky and Zhicheng Xie is set forth below.

Dr. Chung Ling Cheong Dicky, 50, was awarded a Doctorate Degree of Philosophy from the Queen’s University of Brighton in 2012. Dr, CHUNG has more than 20 years’ experience in the industries of trading, finance, innovative technology, human resources management, real estate development and business operation in China, Hong Kong and Macau. Since 2004, Dr. Chung has served as Director of Hong Kong International Television and, since 2011, as Managing Director of China International Jiang Liu Shi Union Foundation. From 2009 to 2024, he served as Chairman of Zhejiang Zhicai Business Co., Ltd. From 2007 to 2015 Dr. Chung served as Chairman of China Dragon Foundation Creature Fuel Technology (International) Limited.

Until such time as the Company’s level of operations increases, Mr. Chung will devote not less than 20 hours per week on the business of the Company.

Zhicheng Xie, 28, is an entrepreneur and self-employed e-commerce and trading specialist with over 5 years of experience in product sourcing, online sales, and cross-border trade operations. He is familiar with both the Chinese and U.S. e-commerce markets, with practical experience across platforms and supply chain management, and possesses a solid understanding of business finance, including basic accounting, cost control, and profit optimization. He is highly self-motivated with a proven ability to adapt quickly to changing market trends and international trade environments.

The table below sets forth ownership information of the Company’s common stock, after giving effect to the Purchase Agreements, that are beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by the Company’s principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Shares	Percent(1)
Li Huang	800,000	18.47%
Peihao Wang	800,000	18.47%
Defeng Gu	800,000	18.47%
Man Kit Li	500,000	11.55%
Chuzhou Huang	400,000	9.24%
Weng Fong Leong	200,000	4.62%

(1) Based on 4,330,797 shares outstanding, as of the date of this Current Report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth above under Item 5.01. Changes in Control of Registrant is incorporated in this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2025	By:	/s/ Chung Ling Cheong Dicky
Chung Ling Cheong Dicky
Chief Executive Officer